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                                                                    EXHIBIT 23.4

                 [LETTERHEAD OF OBER, KALER, GRIMES & SHRIVER]


April 30, 1998


Horizon Organic Holding Corporation
6311 Horizon Lane
Longmont, Colorado 80503

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 of Horizon Organic Holding Corporation (the "Company") to be filed with the Securities and Exchange Commission for the registration of the Company's Common Stock and to the related Prospectus. We hereby consent to the reference to our firm in such Prospectus under the caption "Experts" as that term applies to our expertise in reviewing the information contained under the captions "Risk Factors--Possibility of Adverse Effect Resulting from United States Dairy Support Program and Federal Milk Marketing Orders" and "Business--Government Regulation" of the Registration Statement, solely insofar as they constitute summaries of USDA and state regulatory provisions.

Very truly yours,

OBER, KALER, GRIMES & SHRIVER

/s/ Charles M. English, Jr.
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